Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com

Delta Air Lines Announces December Quarter Profit

ATLANTA, Jan. 22, 2013 – Delta Air Lines (NYSE:DAL) today reported financial results for the December 2012 quarter. Key points include:

•	Delta’s net income for the December 2012 quarter was $238 million, or $0.28 per diluted share, excluding special items[1]. Results include the $100 million negative impact of Superstorm Sandy on airline and refinery operations.
•	Delta’s net income for 2012 was $1.6 billion, excluding special items, a $362 million increase over 2011.
•	Delta’s GAAP net income was $7 million, or $0.01 per diluted share, for the December 2012 quarter and $1.0 billion for 2012.
•	Delta’s unit revenues were up 4.3 percent for the quarter and the company‘s unit revenue gains have outperformed the industry for 21 consecutive months.
•	2012 results include $372 million in profit sharing expense, including $63 million in the December quarter, recognizing Delta employees’ contributions toward meeting the company’s financial goals.
•	Delta’s adjusted net debt at the end of 2012 was $11.7 billion, a $5.3 billion reduction from 2009.

“Our December quarter profit caps off a successful 2012 for Delta with strong financial results, industry-leading operational performance, and across the board improvements in customer satisfaction. I want to thank our employees and I look forward to recognizing them next month with $372 million of profit sharing for 2012,” said Richard Anderson, Delta’s chief executive officer. “We enter 2013 as a stronger airline, with initiatives in place to build on our 2012 success. In the year ahead, we will advance our position around the world and continue to build a better airline for our shareholders, customers and employees.”

Revenue Environment

Delta’s operating revenue grew $203 million, or 2 percent, in the December 2012 quarter compared to the December 2011 quarter, despite a $75 million revenue decline associated with Superstorm Sandy. Load factor increased to 83.3 percent, with traffic up 0.7 percent on a 1.3 percent decrease in capacity.

•	Passenger revenue increased 3.0 percent, or $215 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 4.3 percent, driven by a 2.3 percent improvement in yield.
•	Cargo revenue decreased 5.9 percent, or $15 million, on declining freight yields.
•	Other revenue increased 0.3 percent, or $3 million, as higher codeshare revenue was offset by lower third-party maintenance revenue.
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Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		4Q12 versus 4Q11
		Change	Unit
Passenger Revenue	4Q12 ($M)	YOY	Revenue	Yield	Capacity
Domestic	3,439	6.4%	5.3%	5.2%	1.0%
Atlantic	1,222	0.6%	7.9%	4.1%	(6.8) %
Pacific	820	2.0%	- %	(6.0) %	2.0%
Latin America	433	6.8%	(1.4) %	(6.2) %	8.3%
Total mainline	5,914	4.5%	4.7%	2.5%	(0.1) %
Regional	1,524	(2.7) %	6.3%	6.0%	(8.5) %
Consolidated	7,438	3.0%	4.3%	2.3%	(1.3) %

“Our investments in Delta’s network, products and operations, combined with our capacity discipline, have produced unit revenue growth that has outpaced the industry for 21 consecutive months,” said Ed Bastian, Delta’s president.  “We have built strong revenue momentum going into the year with our customer-focused initiatives, corporate share gains, and capacity actions. As a result, we project a 4 – 6 percent year over year increase in March quarter unit revenues.”

Cash Flow

Cash from operations during the December 2012 quarter was $585 million, as the company’s profitability and working capital initiatives were partially offset by the normal seasonal decline in advance ticket sales. Capital expenditures during the December 2012 quarter were $600 million, including $310 million in fleet investments and $70 million of capital investments for the Trainer Refinery.

During the quarter, Delta’s net debt and capital lease payments were $17 million. In October, Delta refinanced $1.7 billion in debt and undrawn revolving credit facilities secured by the company’s Pacific routes and slots, which resulted in a lower interest rate. Delta expects the transaction will generate more than $30 million in annual interest expense savings.

As of Dec. 31, 2012, Delta had $5.2 billion in unrestricted liquidity, including $3.4 billion in cash and short-term investments and $1.8 billion in undrawn revolving credit facilities. The company ended 2012 with adjusted net debt of $11.7 billion and Delta has now achieved more than $5 billion of its $7 billion debt reduction target since 2009.

“Delta’s results this quarter are remarkable in light of the $100 million negative impact Superstorm Sandy had on our airline and refinery operations,” said Paul Jacobson, Delta’s chief financial officer. “We have generated $4 billion in free cash flow over the past three years, and we expect to build on that momentum in 2013 with the additional benefits of further debt reduction and $1 billion of structural cost initiatives.”

Cost Performance

Total operating expense increased by $577 million as a result of higher fuel costs and wages. Interest expense declined $30 million as a result of Delta’s debt reduction strategy.

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Consolidated unit cost (CASM3), excluding fuel expense, profit sharing and special items, was 5.7 percent higher in the December 2012 quarter on a year-over-year basis, driven by the impact of capacity reductions, wage increases, and operational and service investments. GAAP consolidated CASM increased 9 percent.

Fuel

Delta’s average fuel price2 was $3.24 per gallon for the December quarter, which includes 5 cents per gallon in settled hedge gains and a 7 cent per gallon loss from the Trainer refinery.

During the quarter, jet fuel production ramped up at the Trainer Refinery. However, Superstorm Sandy negatively impacted the refinery start up, slowing production and lowering efficiency levels at the plant. As a result of the reduced production, the refinery produced a $63 million net loss for the quarter. At current market prices, Delta expects Trainer to produce a modest profit in the March quarter.

Company Highlights

Delta has a strong commitment to employees, customers and the communities it serves. Key accomplishments in 2012 include:

•	Recognizing the achievements of Delta employees toward meeting the company’s financial and operational goals with $463 million of incentives, including $372 million in employee profit sharing and $91 million in Shared Rewards;
•	Significantly improving its operational performance, resulting in an on-time arrival rate of 86.5 percent, a 25 percent reduction in lost bags, and nearly 40 percent fewer customer complaints compared to 2011;
•	Receiving recognition from leading organizations and publications, including the Secretary of Defense Freedom Award and being named the best airline for business, sweeping all 10 categories, by Business Travel News;
•	Reaching an agreement to strengthen its network position through an alliance and investment in Virgin Atlantic which will give Delta increased presence at London-Heathrow; and
•	Extending Delta’s involvement in the community, as more than 1,800 Delta employees volunteered to work with Habitat for Humanity International to build homes to serve 12 families in six different locations in 2012. Since the beginning of the Habitat for Humanity partnership, Delta employees have built more than 100 homes.

Special Items

Delta recorded special items totaling a $231 million charge in the December 2012 quarter, including:

•	a $122 million charge for facilities, fleet and other, including charges associated with Delta’s domestic fleet restructuring;
•	a $106 million loss on early extinguishment of debt primarily due to the company’s Pacific route refinancing; and
•	a $3 million mark to market loss on fuel hedges.

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Delta recorded special items totaling a $46 million gain in the December 2011 quarter, including:

•	a $164 million mark to market gain primarily for open fuel hedges settling in future periods;
•	a $43 million gain associated with the divestiture of slots at New York-LaGuardia and Washington-Reagan National;
•	an $81 million charge for impairment of intangible assets and grounded aircraft associated with Delta’s capacity reductions; and
•	an $80 million charge for severance and other items, including loss on early extinguishment of debt.

March 2013 Quarter Guidance

Following are Delta’s projections for the March 2013 quarter.

1Q 2013 Forecast

Operating margin	2.5 – 4.5%
Fuel price, including taxes, settled hedges and refinery impact	$3.15 - $3.20
Capital expenditures	$500 - $600 million

1Q 2013 Forecast (compared to 1Q 2012)

Consolidated unit revenues	Up 4 – 6%
Consolidated unit costs – excluding fuel expense and profit sharing	Up 6 – 8%

System capacity	Down 2 – 4%
Domestic	Down 1 – 3%
International	Down 3 – 5%

Other Matters

Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and twelve months ended Dec. 31, 2012 and 2011; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2012 and 2011; and a reconciliation of non-GAAP financial measures.

About Delta

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta won 33 airline industry awards sweeping the major corporate travel surveys including Business Travel News, Travel Weekly, TravelAge West, Recommend Magazine and The Beat. Delta was also a recipient of the Secretary of Defense Freedom Award for exceptional support of National Guard and Reserve employees. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 318 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $3 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

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End Notes

(1) Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

(2) Average fuel price per gallon: Delta's December 2012 quarter average fuel price of $3.24 per gallon reflects the consolidated cost per gallon for mainline and regional operations; the impact of fuel hedge contracts with original maturity dates in the December 2012 quarter; and net refinery results including the impact of self-supply from the production of the Trainer refinery, the impact of refined products exchanged with Phillips 66 and BP.  Settled hedge gains for the quarter were $43 million, or 5 cents per gallon.  On a GAAP basis, fuel price includes $3 million in fuel hedge mark-to-market adjustments recorded in periods other than the settlement period. The net refinery loss for the quarter was $63 million, or 7 cents per gallon. See Note A for a reconciliation of average economic fuel price per gallon to the comparable GAAP metric.

(3) CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta excludes ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties and Delta's vacation wholesale operations (MLT). The amounts excluded for 2012 were $185 million and $883 million for the December quarter and full year, respectively. The amounts excluded for 2011 were $216 million and $847 million for the December quarter and full year, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; the effects of terrorist attacks; and risks related to the operation of a refinery.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 22, 2013, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(in millions, except per share data)	2012	2011	$ Change	% Change	2012	2011	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$5,914	$5,657	$257	5%		$23,843	$1,394	6%
Regional carriers	1,524	1,566	(42)	(3)%	6,570	6,414	156	2%
Total passenger revenue	7,438	7,223	215	3%	31,807	30,257	1,550	5%
Cargo	241	256	(15)	(6)%	990	1,027	(37)	(4)%
Other	923	920	3	–%	3,873	3,831	42	1%
Total operating revenue	8,602	8,399	203	2%	36,670	35,115	1,555	4%

Operating Expense:
Aircraft fuel and related taxes	2,390	2,020	370	18%	10,150	9,730	420	4%
Salaries and related costs	1,828	1,711	117	7%	7,266	6,894	372	5%
Contract carrier arrangements(1)	1,409	1,328	81	6%	5,647	5,470	177	3%
Aircraft maintenance materials and outside repairs	353	367	(14)	(4)%	1,955	1,765	190	11%
Passenger commissions and other selling expenses	377	393	(16)	(4)%	1,590	1,682	(92)	(5)%
Contracted services	389	383	6	2%	1,566	1,642	(76)	(5)%
Depreciation and amortization	399	382	17	4%	1,565	1,523	42	3%
Landing fees and other rents	324	306	18	6%	1,336	1,281	55	4%
Passenger service	173	169	4	2%	732	721	11	2%
Profit sharing	63	89	(26)	(29)%	372	264	108	41%
Aircraft rent	64	74	(10)	(14)%	272	298	(26)	(9)%
Restructuring and other items	122	88	34	39%	452	242	210	87%
Other	359	363	(4)	(1)%	1,592	1,628	(36)	(2)%
Total operating expense	8,250	7,673	577	8%	34,495	33,140	1,355	4%

Operating Income	352	726	(374)	(52)%	2,175	1,975	200	10%

Other (Expense) Income:
Interest expense, net	(189)	(218)	29	(13)%	(812)	(901)	89	(10)%
Amortization of debt discount, net	(45)	(52)	7	(13)%	(193)	(193)	–	–%
Loss on extinguishment of debt	(106)	(30)	(76)	NM	(118)	(68)	(50)	(74)%
Miscellaneous, net	(2)	(9)	7	(78)%	(27)	(44)	17	(39)%
Total other expense, net	(342)	(309)	(33)	(11)%	(1,150)	(1,206)	56	(5)%

Income Before Income Taxes	10	417	(407)	(98)%	1,025	769	256	33%

Income Tax (Provision) Benefit	(3)	8	(11)	NM	(16)	85	(101)	NM

Net Income	$7	$25	$(418)	(98)%	$1,009	$854	$155	18%

Basic Earnings Per Share	$0.01	$0.51			$1.20	$1.02
Diluted Earnings Per Share	$0.01	$0.50			$1.19	$1.01

Basic Weighted Average Shares Outstanding	846	840			845	838
Diluted Weighted Average Shares Outstanding	852	845			850	844

 (1) Contract carrier arrangements expense includes $514 million and $494 million for the three months ended Dec. 31, 2012 and 2011, respectively, and $2.1 billion for each of the years ended Dec. 31, 2012 and 2011 for aircraft fuel and related taxes.

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DELTA AIR LINES, INC.

Selected Balance Sheet Data

(in millions)	Dec. 31, 2012	Dec. 31, 2011
	(Unaudited)
Cash and cash equivalents	$2,416	$2,657
Short-term investments	958	958
Restricted cash, cash equivalents and short-term investments	384	305
Total assets	44,559	43,499
Total debt and capital leases, including current maturities	12,709	13,791
Total stockholders' deficit	(2,131)	(1,396)

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2012	2011	Change	2012	2011	Change
Consolidated:
Revenue passenger miles (millions)	45,275	44,975	1%	192,974	192,767	--%
Available seat miles (millions)	54,342	55,034	(1)%	230,415	234,656	(2)%
Passenger mile yield (cents)	16.43	16.06	2%	16.48	15.70	5%
Passenger revenue per available seat mile (cents)	13.69	13.12	4%	13.80	12.89	7%
Operating cost per available seat mile (cents)	15.18	13.94	9%	14.97	14.12	6%
CASM-Ex - see Note A (cents)	9.17	8.67	6%	8.92	8.53	5%
Passenger load factor	83.3%	81.7%	1.6 pts	83.8%	82.1%	1.7 pts
Fuel gallons consumed (millions)	894	901	(1)%	3,769	3,856	(2)%
Average price per fuel gallon, adjusted - see Note A	$3.24	$2.97	9%	$3.26	$3.05	7%
Number of aircraft in fleet, end of period	717	775	(58)
Full-time equivalent employees, end of period	73,561	78,392	(6)%

Mainline:
Revenue passenger miles (millions)	39,824	39,035	2%	169,584	168,282	1%
Available seat miles (millions)	47,431	47,483	--%	200,872	203,450	(1)%
Operating cost per available seat mile (cents)	14.16	12.71	11%	13.88	12.98	7%
CASM-Ex - see Note A (cents)	8.45	7.90	7%	8.19	7.76	6%
Fuel gallons consumed (millions)	734	727	1%	3,082	3,133	(2)%
Average price per fuel gallon, adjusted - see Note A	$3.24	$2.92	11%	$3.25	$3.01	8%
Number of aircraft in fleet, end of period	717	707	10

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Special Items. Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the period shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below are:

(a)	Mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period ("MTM adjustments"). We exclude MTM adjustments, which are based on market prices at the end of the reporting period and certain assumptions, as they are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period.

(b)	Restructuring and other items.

(c)	Loss on extinguishment of debt.

	Three Months Ended
	December 31, 2012
(in millions, except per share)	GAAP	(a)	(b)	(c)	Non- GAAP
Consolidated Statement of Operations (Unaudited):
Net income	$7	3	122	106	$238
Net income per diluted share	$0.01	—	0.14	0.13	$0.28

											Non-GAAP
	Year Ended December 31, 2012					Year Ended December 31, 2011					Change
(in millions)	GAAP	(a)	(b)	(c)	Non- GAAP	GAAP	(a)	(b)	(c)	Non-GAAP	$
Consolidated Statement of Operations (Unaudited):
Net income	$1,009	(27)	452	118	$1,552	$854	26	242	68	$1,190	$362

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The tables below show the impact of the refinery and hedging on fuel expense and average price per fuel gallon:

Consolidated

			Average Price Per Gallon
	Three Months Ended December 31,		Three Months Ended December 31,
(in millions, except per gallon data)	2012	2011	2012	2011
Fuel purchase cost	$2,882	$2,830	$3.22	$3.14
Refinery impact	63	–	0.07	–
Fuel hedge (gains) losses	(40)	(317)	(0.05)	(0.35)
Total fuel expense	$2,905	$2,513	$3.24	$2.79
MTM adjustments	(3)	164	–	0.18
Total fuel expense, adjusted	$2,902	$2,677	$3.24	$2.97

			Average Price Per Gallon
	Year Ended December 31,		Year Ended December 31,
(in millions, except per gallon data)	2012	2011	2012	2011
Fuel purchase cost	$12,122	$12,203	$3.23	$3.17
Refinery impact	63	–	0.01	–
Fuel hedge (gains) losses	66	(420)	0.01	(0.11)
Total fuel expense	$12,251	$11,783	$3.25	$3.06
MTM adjustments	27	(26)	0.01	(0.01)
Total fuel expense, adjusted	$12,278	$11,757	$3.26	$3.05

Mainline

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Mainline average price per fuel gallon	$3.24	$2.69	$3.24	$3.02
MTM adjustments	–	0.23	0.01	(0.01)
Mainline average price per fuel gallon, adjusted	$3.24	$2.92	$3.25	$3.01

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Cost Per Available Seat Mile or Unit Cost ("CASM"): In addition to the special items described above, we exclude the following items from consolidated and mainline CASM to determine CASM-Ex:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. Management believes the exclusion of aircraft fuel and related taxes (including contract carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.
•	Ancillary businesses. Ancillary businesses are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations.
•	Profit sharing. Management believes the exclusion of this item provides a more meaningful comparison of our results to the airline industry and our prior year results.

Consolidated CASM-Ex:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
CASM (cents)	15.18	13.94	14.97	14.12
Items excluded:
Aircraft fuel and related taxes	(5.33)	(4.86)	(5.32)	(5.00)
Ancillary businesses	(0.33)	(0.39)	(0.38)	(0.37)
Profit sharing	(0.12)	(0.16)	(0.16)	(0.11)
Restructuring and other items	(0.23)	(0.16)	(0.20)	(0.10)
MTM adjustments	–	0.30	0.01	(0.01)
CASM-Ex	9.17	8.67	8.92	8.53

Mainline CASM-Ex:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Mainline CASM (cents)	14.16	12.71	13.88	12.98
Items excluded:
Aircraft fuel and related taxes	(5.02)	(4.47)	(4.99)	(4.63)
Ancillary businesses	(0.32)	(0.40)	(0.39)	(0.37)
Profit sharing	(0.13)	(0.19)	(0.19)	(0.13)
Restructuring and other items	(0.23)	(0.10)	(0.13)	(0.08)
MTM adjustments	(0.01)	0.35	0.01	(0.01)
Mainline CASM-Ex	8.45	7.90	8.19	7.76

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Adjusted Net Debt: Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt.

(in billions)	December 31, 2012		December 31, 2009
Debt and capital lease obligations	$12.7		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.5		1.1
Adjusted debt and capital lease obligations		13.2		18.3
Plus: 7x last twelve months' aircraft rent		1.9		3.4
Adjusted total debt		15.1		21.7
Less: cash, cash equivalents and short-term investments		(3.4)		(4.7)
Adjusted net debt		$11.7		$17.0

Net Cash Provided by Operations, adjusted or "Operating Cash Flow": Delta presents net cash provided by operating activities because management believes adjusting for certain items is helpful to investors to evaluate the company’s operating activities.

(in millions)	Three Months Ended December 31, 2012
Net cash provided by operations	$550
Adjustment:
Other	36
Net cash provided by operations, adjusted	$586

Net Debt Maturities: Delta presents net debt payments because management believes this metric is helpful to investors to evaluate the company’s debt-related activities.

(in millions)	Three Months Ended December 31, 2012
Payments on long-term debt and capital leases	$1,454
Issuance of debt and capital leases	(1,520)
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	83
Net debt payments	$17

Capital Expenditures, Net: Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

(in millions)	Three Months Ended December 31, 2012
Flight equipment, including advance payments (GAAP)	$311
Ground property and equipment, including technology (GAAP)	227
Adjustment:
Other	61
Capital expenditures, net	$599

Free Cash Flow: Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash.

(in billions)	Three Years Ended December 31, 2012
Net cash provided by operating activities (GAAP)	$8.1
Net cash used in investing activities (GAAP)	(5.5)
Adjustments:
Proceeds from sale of property and investments and other	(0.8)
Purchase of short-term investments	1.8
SkyMiles used pursuant to advance purchase under AMEX agreement	0.3
Total free cash flow	$3.9